Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (this “Agreement”) is made and entered into and effective as of September 14, 2004 (the “Effective Date”), by and between enherent Corp., a Delaware corporation (the “Company”), and Douglas Mellinger, an individual (“Participant”), with respect to the following circumstances:

WHEREAS, the Company and Participant entered into an Agreement on the Effective Date (the “Agreement”), and the Company wants to create an additional incentive for Participant to continue to devote business efforts providing services to the Company as Vice Chairman in order to enhance the profitability and value of the Company;

WHEREAS, the Company believes that the issuance to Participant of the option and right to acquire up to 500,000 shares of the capital common stock of the Company, which shall be exercisable under the circumstances provided in this Agreement, for an exercise price of eleven cents ($0.11) per whole share of stock acquired will provide Participant with that incentive;

WHEREAS, the Company and Participant want this Agreement to reflect in its entirety the agreement between the Participant and the Company with respect to the issuance, vesting, exercise, and other terms of the option and rights provided in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the Company and Participant hereby agree as follows:

1. Grant of the Option. This Agreement shall constitute a non-qualified stock option to create an incentive for Participant to continue to devote a portion of Participant’s business efforts providing services to the Company as a consultant in order to enhance the profitability and value of the Company. Subject to the terms of this Agreement, the Company hereby grants to Participant the option and right to acquire from the Company up to 500,000 shares of the capital common stock of the Company (the “Stock”) exercisable under the circumstances and upon the satisfaction of the conditions provided in this Agreement for an exercise price of eleven cents ($0.11) per whole share of Stock (the “Purchase Price”) acquired (the “Option”), and Participant hereby accepts the grant and the delivery of the Option. The Option may be exercised in accordance with and upon satisfaction of the terms and conditions provided in Sections 4 and 5 of this Agreement. Each share of the Stock to be delivered by the Company to Participant pursuant to Participant’s exercise of the Option shall be delivered or deemed delivered by the Company pursuant to a nonqualified stock option. The Option is not and shall not become transferable or assignable.

2. Character of Option. The Option is not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Term. The Option will expire on (a) the day prior to the 10th anniversary of the Effective Date or (b) in the event of the Participant’s termination of service as a consultant of the Company under the terms of the Agreement between the Company and Participant of even date herewith. Nothing contained in this Agreement shall obligate the Company to continue to use the services of Participant as a consultant. In the event of Participant’s termination, the Company’s Board of Directors may, at its discretion, elect to continue this Agreement for a specified period of time.

4. Vesting.

(a) Subject to the earlier termination of the Option as provided in this Agreement and the acceleration of vesting as provided in section 4(b) below, the Option shall vest in equal annual installments of shares on September 14 of each year beginning September 14, 2005 and shall be fully vested on September 14, 2011. The Company and Participant acknowledge and agree that they intend to negotiate with respect to an amendment to these vesting provisions to incorporate the concept of performance vesting. However, no such amendment will be effective unless evidenced by a written document signed by each of the Company and Participant.

(b) The Option shall be fully vested and exercisable in full with respect to all 500,000 of the shares of Stock if any of the following events shall occur (each a “Change of Control Event”); except that for purposes of this Section 4(b), the merger of Dynax Solutions, Inc. with and into the Company shall not constitute a Change of Control Event:

(1) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including securities acquired directly from the Company or its affiliates) representing fifty-one percent (51%) or more of the combined voting power of the Company’s then outstanding voting securities;

(2) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding without conversion or by being converted into voting securities of the surviving or parent entity) fifty one (51%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires fifty-one (51%) or more of the combined voting power of the Company’s then outstanding securities; or

(3) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(4) during any period not exceeding two (2) consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (2) or (3) of this Section 4(b)) whose election by the Company’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the subject period or whose election or nomination for election was previously approved in the same manner (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least seventy percent (70%) of the Company’s Board of Directors.

5. Exercisability.

(a) Unless and until a certificate or certificates representing shares of the Stock have been delivered to Participant by the Company pursuant to this Agreement, Participant shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of the Stock acquirable upon the exercise of the Option. The Purchase Price of shares of the Stock as to which the Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company).

(b) This Option shall be exercisable from time to time to the extent then vested. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares of Stock for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this option, shall be registered in the name of the Participant and another person jointly, with right of survivorship).

(c) All shares of the Stock delivered to Participant by the Company upon Participant’s exercise of the Option in accordance with this Agreement shall be validly issued, fully paid and non-assessable, free from all taxes and liens (except such taxes as may be imposed upon Participant in connection with Participant’s exercise of the Option and/or the delivery of shares of the Stock to Participant pursuant to the exercise of the Option), and all preemptive or similar rights.

(d) Following expiration of the term of this Agreement pursuant to Section 3, the Options evidenced by this Agreement to the extent vested at the date of expiration of the term of this Agreement may be exercised for a period of ninety (90) days from the date of expiration of the term of this Agreement.

6. Withholding of Tax. To the extent that the exercise of the Option or the disposition of shares of the Stock acquired by exercise of the Option results in compensation income to Participant for federal, state or local income tax purposes which is required to be withheld by the Company pursuant to applicable law, Participant shall deliver to the Company, at the time of such exercise or disposition such amount of money or shares of the Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Participant fails to do so, the Company is authorized to withhold from any cash or the Stock remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of the Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of the Stock distributable upon such exercise.

7. Securities Laws, Restrictions on Resale, Additional Agreements. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Stock will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Stock has been registered under the Securities Act, each certificate evidencing any of the Stock shall bear a restrictive legend specified by the Company. To the extent that the Participant shall be bound by any agreement between or among the Participant and the Company, pursuant to which the Participant has agreed to subject any shares of Stock to restrictions, including restrictions on resale, any actual or attempted transfer, sale, assignment or hypothecation of any shares of Stock acquired hereunder shall, in addition to all applicable provisions of law, be conditioned upon and subject to such agreements, and the Company shall be entitled to require as a condition to the issuance of any shares of Stock compliance and evidence of compliance with such agreements.

8. Adjustment of Purchase Price. The Purchase Price in effect at any time and the number and kind of securities issuable upon exercise of the Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) subdivide or reclassify its outstanding shares of Stock into a greater number of shares, or (ii) combine or reclassify its outstanding shares of Stock into a smaller number of shares, the applicable Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the number of shares determined by multiplying the Purchase Price by a fraction, the denominator of which shall be the number of shares of Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Stock outstanding immediately prior to such action.

(b) Whenever the Purchase Price payable upon exercise of this Option is adjusted pursuant to Subsection (a) above, the number of shares of common stock purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Option by the Purchase Price in effect on the date hereof and dividing the product so obtained by the Purchase Price, as adjusted.

9. Replacement of Option. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Option and, in the case of any such loss, theft or destruction of the Option, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Option, the Company at its expense will execute and deliver, in lieu thereof, a new Option of like tenor.

10. Notices, etc. All notices and other communications required by or made pursuant to this Agreement from either party to the other shall be hand-delivered or mailed by first class registered or certified mail, postage prepaid, at the most recent address that the intended recipient of that notice or other communication has furnished to the sender of that notice or other communication.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Participant, and, as applicable, his respective heirs, devisees, successors and assigns. In the event this Agreement conflicts with any other written agreement between Participant and the Company concerning the subject matter of this Agreement, the terms and provisions of this Agreement shall control.

12. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been executed effective as of the day and year first above written.

ENHERENT CORP.

By:	/S/ Douglas Catalano
Name:	Douglas Catalano
Title:	Chief Executive Officer

PARTICIPANT

/S/ Douglas Mellinger
Douglas Mellinger